UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2013

PMFG, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-34156	51-0661574
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14651 North Dallas Parkway, Suite 500

Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

New Forms of Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement

On July 19, 2013, the Board of Directors of PMFG, Inc. (the “Company”), upon the recommendation of the Compensation Committee, approved new forms of restricted stock award agreements for grants under the 2007 Incentive Plan to employees and non-employee directors. The principal changes to the forms of award agreements were to eliminate the provision automatically accelerating the vesting of the awards upon a Change of Control (as defined in the 2007 Incentive Plan) and to include a provision to make the awards expressly subject to the Company’s incentive compensation reimbursement policy.

On July 19, 2013, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, also approved a new form of restricted stock unit (“RSU”) award agreement for grants under the 2007 Incentive Plan to employees. The new form of RSU award agreement provides for performance based awards.

Copies of the forms of award agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated herein by reference.

Amendment to July 2012 Restricted Stock Agreements with Executive Officers

On July 2, 2012, the Company made restricted stock awards to seven executive officers using the form of award agreement previously authorized by the Compensation Committee. On July 19, 2013 the Company and each of the executive officers amended and restated those award agreements to conform the terms of the awards to the current form of award agreement. The form of this agreement is filed as Exhibit 10.1 to this report. The amendment eliminated the automatic vesting of these restricted stock awards upon a Change of Control (as defined) and included a provision to make the awards expressly subject to the Company’s incentive compensation reimbursement policy. The names of the executive officers and the number of shares of restricted stock awarded on July 2, 2012 are listed below.

No. of Shares
Peter Burlage President and Chief Executive Officer	32,407
Ronald McCrummen Executive Vice President and Chief Financial Officer	19,136
Melissa Beare Vice President & General Counsel	6,667
John Conroy Vice President of Engineering	7,296
Sean McMenamin Vice President of Supply Chain & Manufacturing	6,852
Jon Segelhorst Vice President of Sales & Marketing	6,852
David Taylor Vice President of Asia-Pacific	6,667

Grants of Performance-based RSUs

On July 19, 2013, the Company made RSU awards and restricted stock awards to seven executive officers. The number of shares of common stock of the Company each executive officer will receive upon vesting of RSUs is dependent upon the achievement of certain financial goals based on the Company’s bookings and EBITDA over a one-year period. Based on the Company’s achievement of these goals during the performance period, each executive officer will be entitled to receive shares of common stock of the Company ranging from 0% to 200% of the target number of RSUs granted to the executive officer. The executive officers are required to remain employed by the Company for two additional years after the end of the one-year performance period to receive any shares of common stock. The target number of RSUs that could be awarded to each executive officer is listed below.

Target No. of RSUs
Peter Burlage President and Chief Executive Officer	28,639
Ronald McCrummen Executive Vice President and Chief Financial Officer	17,251
Melissa Beare Vice President & General Counsel	5,121
John Conroy Vice President of Engineering	6,907
Sean McMenamin Vice President of Supply Chain & Manufacturing	6,402
Jon Segelhorst Vice President of Sales & Marketing	6,402
David Taylor Vice President of Asia-Pacific	6,739

Severance Agreements with Executive Officers

On July 22, 2013, the Company entered into severance agreements (the “Severance Agreements”) with the following executive officers:

Ronald McCrummen

Executive Vice President and Chief Financial Officer

Melissa Beare

Vice President & General Counsel

John Conroy

Vice President of Engineering

Sean McMenamin

Vice President of Supply Chain & Manufacturing

Jon Segelhorst

Vice President of Sales & Marketing

David Taylor

Vice President of Asia-Pacific

The Severance Agreements provide for a two-year term and will be automatically extended for an additional year unless notice is provided by either party to the other at least 90 days prior to each anniversary date of the Severance Agreement. The Severance Agreements also provide that each executive officer is and remains an at-will employee and may be terminated at any time with or without “cause”, as that term is defined in the Severance Agreement. If the executive is terminated without cause prior to a Change in Control (as defined in the Severance Agreement) and such executive officer executes a general release of claims in favor of the Company, the Company will be obligated to pay each executive officer, other than Mr. McCrummen, a severance payment which equals nine months of the executive officer’s base salary at the highest rate in effect during the term of the Severance Agreement. Mr. McCrummen will be entitled to receive a severance payment equal to 12 months of his base salary at the highest rate in effect during the term of the Severance Agreement. Each executive officer will also be entitled to receive the amount earned, if any, of the executive officer’s annual cash bonus payment, which will be pro-rated as of the termination date. Each executive officer will also be entitled to the accelerated vesting of equity awards which would have otherwise vested within one year of the termination date.

In the event that an executive officer is terminated without cause following a Change of Control (as defined in Severance Agreement) and executes a general release of claims in favor of the Company, the Company is obligated to pay each executive officer, other than Mr. McCrummen, a severance payment equal to 13.5 months of the executive officer’s base salary at the highest rate in effect during the term of the Severance Agreement. Mr. McCrummen is entitled to receive a severance payment equal to 18 months of his base salary at the highest rate in effect during the term of the Severance Agreement. All executive officers will also be entitled to receive any earned by unpaid annual cash bonus payment, which will be paid at the “target” level. The executive officers will also be entitled to the accelerated vesting of equity awards.

The Severance Agreement also contain provisions prohibiting the executive officer during the period of employment and for one year after the executive officer’s employment with the Company and its affiliates ends from engaging in certain competitive activities.

The Severance Agreement entered into by Mr. McCrummen replaces and supersedes Mr. McCrummen’s existing employment agreement which was executed when he joined the Company.

Peter Burlage, the Company’s President and Chief Executive Officer, did not enter into a Severance Agreement. Mr. Burlage has an existing employment agreement with the Company.

The foregoing description of the Severance Agreements is not complete and is qualified in its entirety by reference to the form of Severance Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement for Employees under the PMFG, Inc. 2007 Stock Incentive Plan

10.2	Form of Restricted Stock Award Agreement for Non-Employee Directors under the PMFG, Inc. 2007 Stock Incentive Plan

10.3	Form of Restricted Stock Unit Award Agreement for Employees under the PMFG, Inc. 2007 Stock Incentive Plan

10.4	Form of Severance Agreement between PMFG, Inc. and certain Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Melissa G. Beare
Melissa G. Beare
Vice President, General Counsel and Corporate Secretary

Date: July 24, 2013